As filed with the Securities and Exchange Commission on August 6, 2019

Registration No. 333-167533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167533

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PDF SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	25-1701361
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

2858 De La Cruz Boulevard

Santa Clara, California 95050

(Address of Principal Executive Offices) (Zip Code)

2001 Stock Plan

(Full Title of the Plan)

Peter Cohn, Esq.

Secretary

Orrick, Herrington & Sutcliffe LLP

1040 Marsh Road

Menlo Park, California  94025

(Name and Address of Agent for Service)

(650) 614-7400

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

John K. Kibarian
President and Chief Executive Officer

PDF Solutions, Inc.

2858 De La Cruz Boulevard

Santa Clara, California 95050
(408) 280-7900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the registration statement on Form S-8, File 333-167533 filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2010 (the “2010 Form S-8”), registering 1,332,527 shares of the common stock of PDF Solutions, Inc. (the “Company”) under the 2001 Stock Plan.

The Company hereby deregisters 82,635 shares of common stock registered pursuant to the 2010 Form S-8. A separate registration statement has been filed with the SEC with respect to the offer and sale of the 82,635 shares of common stock under the Fifth Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan provides that shares of common stock subject to awards granted under the 2001 Stock Plan that expire, are terminated or cancelled without being exercised or settled in full, or are forfeited or repurchased will become available for issuance under the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 6th day of August, 2019.

PDF SOLUTIONS, INC.
(Registrant)

By:	/s/ Christine Russell
Christine Russell
Executive Vice President, Finance and Chief Financial Officer